EXHIBIT 99

FARMER MAC NEWS

FOR IMMEDIATE RELEASE	CONTACT
March 17, 2008	Mary Waters
202-872-7700

Farmer Mac Reports Fourth Quarter Results

Core Earnings Up 51% for the Period, 15% for 2007

Washington, D.C. — The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGM.A) reports financial results on a GAAP basis and also reports core earnings.  Farmer Mac uses core earnings to measure corporate economic performance and develop financial plans because, in management’s view, core earnings more accurately represent Farmer Mac’s economic performance, transaction economics and business trends before the effects of application of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”).  Investors and securities analysts have previously relied upon similar measures to evaluate Farmer Mac’s historical and future performance.

Core earnings were $10.5 million or $1.00 per diluted share for fourth quarter 2007, compared to $6.9 million or $0.65 per diluted share for fourth quarter 2006 and $7.6 million or $0.71 per diluted share for third quarter 2007.  For the year ended December 31, 2007, Farmer Mac’s core earnings were $29.9 million or $2.82 per diluted share, compared to $25.9 million or $2.33 per diluted share for the year ended December 31, 2006.  Farmer Mac’s strong quarterly and annual core earnings were driven by an increase in net interest income attributable to Farmer Mac’s significantly improved short-term funding costs, relative to the rates on related investments, loans, and Farmer Mac Guaranteed Securities, as well as ongoing fee income from the Corporation’s $8.5 billion guarantee portfolio.

For the year ended December 31, 2007, Farmer Mac’s GAAP net income was $4.4 million or $0.42 per diluted share, compared to $29.8 million or $2.68 per diluted share for the year ended December 31, 2006.  For fourth quarter 2007, the GAAP net loss was $9.3 million or $0.90 per diluted share, compared to a loss of $8.6 million or $0.82 per diluted share for third quarter 2007 and net income of $7.6 million or $0.70 per diluted share for fourth quarter 2006.  The GAAP losses in the last two quarters of 2007 were attributable to mark-to-market reductions in the fair values of financial derivatives associated with the significant decline in interest rates in the latter half of 2007.  Farmer Mac uses financial derivatives to hedge interest rate risk on its assets and liabilities, but the mark-to-market fair value changes on those assets and liabilities are not recorded in income.

Farmer Mac President and Chief Executive Officer Henry D. Edelman stated, “Reflecting the effectiveness of Farmer Mac’s ongoing credit risk management and the strength of the U.S. agricultural economy, 90-day delinquencies in Farmer Mac’s guarantee portfolio remained at notably low levels as of December 31, 2007, in terms of both dollars and percentages.  Those delinquencies totaled $10.6 million, representing just 0.21 percent of the portfolio.  To date, the credit issues that have arisen in the housing and consumer sectors of the economy have not affected the agricultural economy in general or Farmer Mac’s guarantee portfolio in particular.

“Focusing on core earnings, we are extremely pleased with Farmer Mac’s strong financial results in fourth quarter 2007 – up 51 percent compared to fourth quarter 2006.  This increase was achieved notwithstanding the volatility of the capital markets during the last quarter and helped bring our 2007 full-year results up 15 percent compared to 2006.  Farmer Mac’s net interest income and guarantee fee income were major drivers of core earnings in fourth quarter 2007.  While it is not possible to predict how long Farmer Mac’s short-term borrowing spreads will continue to be as favorable as they now are, relative to yields on our program and non-program assets, Farmer Mac’s guarantee fee income should continue to grow commensurate with outstanding business volume.  Those components of income were independent of Farmer Mac’s strong credit performance.

“Farmer Mac’s adjusted net yield for fourth quarter 2007 was 119 basis points ($16.1 million), compared to 69 basis points ($8.2 million) for fourth quarter 2006.  The net interest yield, adjusted for the effects of SFAS 133, for 2007 was 85 basis points ($44.5 million), compared to 77 basis points ($34.9 million) for 2006.  Throughout 2007, Farmer Mac’s long-term interest rate sensitivity remained low, despite the significant change in the yield curve that occurred during the year.  Farmer Mac’s effective duration gap was plus 0.7 months as of December 31, 2007, unchanged from December 31, 2006.”

Farmer Mac further reported that it believes important new business opportunities would result from expansion of its statutory guarantee authorities.  In that regard:

•
on July 27, 2007, the United States House of Representatives passed its version of a 2007 Farm Bill (H.R. 2419) that would expand Farmer Mac’s charter to authorize the Corporation to purchase and guarantee securities backed by rural utilities (electric and telephone) loans made by cooperative lenders, particularly the National Rural Utilities Cooperative Finance Corporation and institutions of the Farm Credit System; and

•	on December 14, 2007, the United States Senate passed the “Food and Energy Security Act,” which contains an expansion of authority for Farmer Mac similar to that in H.R. 2419.

A conference committee has not yet met to reconcile the differences between the two bills.  At this time, no assurance can be given that either the House or Senate legislation will be enacted into law or, if enacted, that it will result in significant additional business volume for Farmer Mac.

Non-GAAP Performance Measures

In addition to GAAP measures, Farmer Mac presents “core earnings,” a non-GAAP performance measure.  Core earnings are net income available to common stockholders, less the after-tax effects of unrealized gains and losses on financial derivatives resulting from the application of SFAS 133.  The GAAP measure most comparable to core earnings is net income available to common stockholders.  Unlike core earnings, however, GAAP net income is affected by unrealized gains or losses in the value of financial derivatives used to hedge Farmer Mac’s interest rate risks, notwithstanding that those hedges were economically effective.  Farmer Mac’s disclosure of this non-GAAP measure is not intended to replace GAAP information but, rather, to supplement it.

A reconciliation of Farmer Mac’s GAAP net (loss)/income available to common stockholders to core earnings is presented in the following table.

Reconciliation of GAAP Net (Loss)/Income Available to Common Stockholders to Core Earnings
	Three Months Ended				Twelve Months Ended
	December 31, 2007		December 31, 2006		December 31, 2007		December 31, 2006
(in thousands, except per share amounts)
		Per		Per		Per		Per
		Diluted		Diluted		Diluted		Diluted
		Share		Share		Share		Share

GAAP net (loss)/income available
to common stockholders	$ (9,300)	$ (0.90)	$ 7,563	$ 0.70	$ 4,421	$ 0.42	$ 29,773	$ 2.68

Less the effects of SFAS 133:
Unrealized gains/(losses)
on financial derivatives and	(19,806)	(1.90)	697	0.06	(25,758)	(2.43)	3,965	0.36
trading assets, net of tax

Net effects of settlements on
agency forward contracts,	(14)	-	(80)	(0.01)	267	0.03	(110)	(0.01)
net of tax
Core earnings	$ 10,520	$ 1.00	$ 6,946	$ 0.65	$ 29,912	$ 2.82	$ 25,918	$ 2.33

More complete information on Farmer Mac’s performance for the quarter and year ended December 31, 2007 is set forth in the Form 10-K filed with the SEC today by Farmer Mac.

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects and business developments.  Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties.  Various factors or events could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding:  (1) lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (2) increases in general and administrative expenses attributable to growth of the business and regulatory environment, including the hiring of additional personnel with expertise in key functional areas; (3) the rate and direction of development of the secondary market for agricultural mortgage loans; (4) the general rate of growth in agricultural mortgage indebtedness; (5) borrower preferences for fixed-rate agricultural mortgage indebtedness; (6) legislative or regulatory developments that could affect Farmer Mac; (7) the willingness of investors to invest in Farmer Mac Guaranteed Securities; and (8) developments in the financial markets, including possible reaction to events involving government-sponsored enterprises other than Farmer Mac.  Other risk factors are discussed in Farmer Mac’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (SEC) today.  The forward-looking statements contained in this release represent management’s expectations as of the date of this release.  Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect any future events or circumstances, except as otherwise mandated by the SEC.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and to facilitate capital market funding for USDA-guaranteed farm program and rural development loans.  Farmer Mac’s Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively.  Additional information about Farmer Mac (as well as the Annual Report on Form 10-K) is available on Farmer Mac’s website at www.farmermac.com.  The conference call to discuss Farmer Mac’s fourth quarter and full year 2007 earnings and the Corporation’s Form 10-K for the fiscal year ended December 31, 2007 will be webcast on Farmer Mac’s website beginning at 11:00 a.m. eastern time, Tuesday, March 18, 2008, and an audio recording of that call will be available for two weeks on Farmer Mac’s website after the call is concluded.

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